                                                                   EXHIBIT 10.25

                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT


          AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") dated as of October 15, 1997 by and between Grove Property Trust (formerly Grove Real Estate Asset Trust), a real estate investment trust organized under the laws of the State of Maryland (the "Company"), and Edmund F. Navarro (the "Executive"), amending that certain Employment Agreement (the "Employment Agreement"), dated as of March 14, 1997, by and between the Company and the Executive.

                              W I T N E S S E T H:

          WHEREAS, the Company and the Executive desire to amend the Employment Agreement; and

          WHEREAS, the Board of Trust Managers of the Company (the "Board") at a Meeting of the Board held on October 14, 1997 unanimously adopted a resolution authorizing and directing that the Employment Agreement be amended to increase the base salary of the Executive to $100,000 effective upon consummation of the transactions contemplated by the Company's Registration Statement on Form S-2 (No. 333-38183) (the "Registration Statement").

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements of the parties herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby amend the Employment Agreement as follows:

          1. CAPITALIZED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning ascribed thereto in the Employment Agreement.

          2. AGREEMENT REMAINS IN EFFECT. Except as amended hereby, all terms and conditions of the Employment Agreement shall remain in full force and effect.

          3. CONFLICT. In the event of any conflict between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall control and be given effect.

          4. BASE COMPENSATION. Section 4(a) of the Employment Agreement is hereby deleted and the following is inserted in substitution therefor:

          (a) Base Compensation. During the Term, GREAT shall pay the Executive an annual base salary equal to $100,000, payable in equal installments in accordance with GREAT's normal practices for payment of executives in existence from time to time. Executive's salary shall be reviewed by GREAT's Board of Trust Managers on the employment anniversary date each year, and nothing in this Agreement shall be deemed to prohibit an increase at any time in the annual rate of salary of Executive at the sole discretion of GREAT's Board of Trust Managers.


          5. EFFECTIVENESS. This Amendment shall become effective upon consummation of the transactions contemplated by the Registration Statement.

          6. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one in the same instrument.

          7. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way effect the meaning or interpretation of this Amendment.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                              GROVE PROPERTY TRUST


                              By:/s/ Damon D. Navarro
                                 _________________________________
                                 Damon D. Navarro
                                 President and Chief Executive Officer

                              EXECUTIVE

                              /s/ Edmund F. Navarro
                              ____________________________________
                              Edmund F. Navarro